Exhibit 99.3

IMPERIAL PETROLEUM, INC.

Pro Forma Consolidated Balance Sheet

(Unaudited)

	Imperial	e-biofuels		Consolidated

	31-Jul 2009	31-Jul 2009	Adjustments	31-Jul 2009
ASSETS

Current Assets
Cash	$17,153	$224,282		$241,435
Certificates of deposit	52,500	—		52,500
Accounts Receivable	60,651	646,625		707,276
Inventories	—	164,165		164,165
Prepaids	—	145,603		145,603

Total Current Assets	$130,304	$1,180,675		$1,310,979

Property, Plant & Equipment
Fixed Assets	—	10,917,611		10,917,611
Oil & gas properties (full cost method)	3,509,514	—		3,509,514

	3,509,514	10,917,611		14,427,125
Less: accumulated DD&A	(501,009)	(1,251,730)		(1,752,739)

Net property, plant & equipment	3,008,505	9,665,881		12,674,386

Other Assets
Deferred financing expense, net of accumulated amortization of $3,212,333	—	—		—

Total Assets	$3,138,809	$10,846,556		$13,985,365

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$471,948	$2,570,894		$3,042,842
Accrued expenses	718,444	794,168		1,512,612
Notes payable-current portion	12,858	—		12,858
Notes payable- related parties	515,618	42,193		557,811
Line of credit	—	3,248,397		3,248,397
Other current liabilities	120,819	1,207,170		1,327,989

Total current liabilities	1,839,687	7,862,822		9,702,509

Long Term Liabilities
Asset retirement obligation	406,562	—		406,562
Senior debt	—	1,436,891		1,436,891
Long Term Notes	—	10,548,825		10,548,825

Total long term liabilities	406,562	11,985,716		12,392,278

STOCKHOLDERS’ EQUITY
Common Stock	101,788	—		101,788
Paid In Capital	11,511,265	(574,925)		10,936,340
Retained Deficit	(10,013,189)	(8,427,057)		(18,440,246)
Treasury Stock	(707,304)	—		(707,304)

Total Stockholders’ Equity	892,560	(9,001,982)		(8,109,422)

Total Liabilities and Stockholders’ Equity	$3,138,809	$10,846,556		$13,985,365

Imperial Petroleum, Inc.

Pro Forma Income Statement

For the year ended 7/31/2009

UNAUDITED

	Imperial Petroleum	e-biofuels LLC	Total
Operating income:
Biofuels Revenue	—	29,370,636	29,370,636
Oil & Gas Revenue	1,069,361	—	1,069,361
Other	—	—	—

Total operating income	1,069,361	29,370,636	30,439,997

Operating expenses:
Biofuels Expenses	—	30,043,380	30,043,380
Oil & Gas Expenses	985,753	—	985,753
General and administrative expenses	383,101	2,405,923	2,789,024
Merger expenses	—	—	—
Depreciation, depletion and amortization	137,043	780,102	917,145

Total operating expenses	1,505,897	33,229,405	34,735,302

Gain/ Loss from operations	(436,536)	(3,858,769)	(4,295,305)

Other income(loss):
Interest expense	(1,600,431)	(1,200,475)	(2,800,906)
Interest income	2,594	989	3,583
Amortization of loan fees	(246,146)	—	(246,146)
Other income (expense)	(14,615)	(3,100,563)	(3,115,178)
Gain (loss) on sale of assets	13,080,577	—	13,080,577

Total other income and (expense)	11,221,979	(4,300,049)	6,921,930

Net income (loss) before income taxes	10,785,443	(8,158,818)	2,626,625

Provision for income taxes:	—	—	—
Net Income (Loss)	$10,785,443	(8,158,818)	2,626,625

Wt Avg Shares	16,694,441	—	16,694,441

Income/Loss per Share	$0.646		$0.157

IMPERIAL PETROLEUM, INC.

(as of 1-31-10)

Pro Forma Consolidated Balance Sheet

(Unaudited)

	Imperial	e-biofuels		Consolidated

	31-Jan 2010	31-Jan 2010	Adjustments	31-Jan 2010
ASSETS

Current Assets
Cash	$29,673	$306,578		$336,251
Certificates of deposit	53,326	—		53,326
Accounts Receivable	100,847	166,796		267,643
Inventories	—	216,638		216,638
Prepaids	—	28,667		28,667

Total Current Assets	$183,846	$718,679		$902,525

Property, Plant & Equipment
Fixed Assets	—	10,750,084		10,750,084
Oil & gas properties (full cost method)	3,586,144	—		3,586,144

	3,586,144	10,750,084		14,336,228
Less: accumulated DD&A	(513,123)	(1,517,780)		(2,030,903)

Net property, plant & equipment	3,073,021	9,232,304		12,305,325

Other Assets
Deferred financing expense, net of accumulated amortization of $3,212,333	—	—		—

Total Assets	$3,256,867	$9,950,983		$13,207,850

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$719,376	$3,287,315		$4,006,691
Accrued expenses	813,850	2,588,776		3,402,626
Notes payable-current portion	111,358	11,251,874		11,363,232
Notes payable- related parties	514,618	77,876		592,494
Other current liabilities	120,819	—		120,819

Total current liabilities	2,280,021	17,205,841		19,485,862

Long Term Liabilities
Asset retirement obligation	406,562	—		406,562
Senior debt	—	2,297,795		2,297,795
Long Term Notes	—	1,460,105		1,460,105

Total long term liabilities	406,562	3,757,900		4,164,462

STOCKHOLDERS’ EQUITY
Common Stock	108,388	—		108,388
Paid In Capital	11,657,233	(785,975)		10,871,258
Retained Deficit	(10,488,033)	(10,226,783)		(20,714,816)
Treasury Stock	(707,304)	—		(707,304)

Total Stockholders’ Equity	570,284	(11,012,758)		(10,442,474)

Total Liabilities and Stockholders’ Equity	$3,256,867	$9,950,983		$13,207,850

Imperial Petroleum, Inc.

Pro Forma Income Statement

(Six Months Ending 1/31/2010)

UNAUDITED

	Imperial Petroleum	e-biofuels LLC	Total
Operating income:
Biofuels Revenue	—	5,610,480	5,610,480
Oil & Gas Revenue	98,271	—	98,271

Total operating income	98,271	5,610,480	5,708,751

Operating expenses:
Biofuels Expenses	—	5,464,306	5,464,306
Oil & Gas Expenses	292,420	—	292,420
General and administrative expenses	237,407	666,231	903,638
Merger expenses	—	—	—
Depreciation, depletion and amortization	12,114	341,633	353,747

Total operating expenses	541,941	6,472,170	7,014,111

Gain/ Loss from operations	(443,670)	(861,690)	(1,305,360)

Other income(loss):
Interest expense	(31,207)	(344,714)	(375,921)
Interest income	528	—	528
Other income (expense)	—	(128,586)	(128,586)
Gain (loss) on sale of assets	—	—	—

Total other income and (expense)	(30,679)	(473,300)	(503,979)

Net income (loss) before income taxes	(474,349)	(1,334,990)	(1,809,339)

Provision for income taxes:	—	—	—
Net Income (Loss)	$(474,349)	(1,334,990)	(1,809,339)

Wt Avg Shares	17,250,155	—	17,250,155

Income/Loss per Share	$(0.027)		$(0.105)